SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        RESOURCE MORTGAGE CAPITAL, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:
                                    LOGO
                      RESOURCE MORTGAGE CAPITAL, INC.



                                                             March 13, 1995


To Our Stockholders:

   You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Resource Mortgage Capital, Inc. to be held at The Omni Richmond Hotel, 100 S. 12th Street, Richmond, Virginia on Tuesday, April 25, 1995, at 2:00 p.m. Eastern time.

   The business of the meeting is to elect the Directors and approve the appointment of KPMG Peat Marwick LLP as auditors for the Company. Information about the nominees for election is in the proxy statement on the following pages.

   While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

                                        Sincerely,

                                        (Signature)

                                        Thomas H. Potts
                                        President

                                    LOGO
                      RESOURCE MORTGAGE CAPITAL, INC.

                           2800 East Parham Road
                          Richmond, Virginia 23228
                               (804)967-5800
                        ____________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Our Stockholders:

   The Annual Meeting of Resource Mortgage Capital, Inc. will be held at The Omni Richmond Hotel, 100 S. 12th Street, Richmond, Virginia on Tuesday, April 25, 1995, at 2:00 p.m. Eastern time, to consider and act upon the following matters:

   1.     the election of five Directors, each for a one-year term;

   2. approval of the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as auditors for the Company; and

   3.     such other business as may properly come before the Annual
          Meeting.

   Only stockholders of record at the close of business on March 1, 1995, the record date, will be entitled to vote at the Annual Meeting.

   Management desires to have maximum representation at the Annual Meeting and respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a stockholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                   By order of the Board of Directors

                                   (Signature)

                                   Lynn K. Geurin
                                   Secretary

Dated:  March 13, 1995

                                    MAP




Recommended Directions from I-95:

off of I-95 on to I-195 (Exit #74A - Downtown Expressway).
Take the Canal Street exit. Proceed on Canal Street to 10th Street. Turn right on 10th Street. Proceed on 10th Street to Cary Street. Turn Right on Cary Street. Proceed on Cary Street to 12th Street. Turn right on 12th Street. The Omni Richmond Hotel (100 S. 12th Street) is located on the corner of 12th and Cary Streets. Enter the parking garage in the basement of the hotel off 12th Street at the front entrance of the hotel.

                                      LOGO
                        RESOURCE MORTGAGE CAPITAL, INC.

                             2800 East Parham Road
                            Richmond, Virginia 23228
                                 (804)967-5800
                          ____________________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                April 25,  1995



To Our Stockholders:

   This proxy statement is furnished with the solicitation by the Board of Directors of Resource Mortgage Capital, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at The Omni Richmond Hotel, 100 S. 12th Street, Richmond, Virginia on Tuesday, April 25, 1995, at 2:00 p.m. Eastern time. The Annual Meeting is being held for the purposes set forth in the accompanying notice of Annual Meeting of Stockholders. This proxy statement, the accompanying proxy card and the notice of Annual Meeting are being provided to stockholders beginning on or about March 13, 1995.

                             GENERAL INFORMATION

Solicitation

   The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone and telegram by Directors and officers of the Company. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. Additionally, the Company has engaged the firm of MacKenzie Partners, Inc., New York, New York, to conduct proxy solicitations on its behalf at a cost estimated to be $5,000, plus reasonable out-of-pocket expenses.

Voting Rights

   Holders of shares of the Company's common stock at the close of business on March 1, 1995, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 20,078,013 shares of common stock were outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast constitutes a quorum for the transaction of business at the Annual Meeting.

Voting of Proxies

   Shares of common stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as Directors and FOR the appointment of KPMG Peat Marwick LLP as the Company's auditors.

   The management and the Board of Directors of the Company know of no matters to be brought before the Annual Meeting other than as set forth herein; no stockholder proposals were received by the Company on or before November 14, 1994, the deadline for inclusion of such proposals in this proxy statement.


Revocability of Proxy

   The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

Annual Report

   The 1994 Annual Report including financial statements for the year ended December 31, 1994, which is being mailed to stockholders together with this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

                             ELECTION OF DIRECTORS

   Five Directors of the Company are to be elected at the 1995 Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. Mr. J. Sidney Davenport, Mr. Richard C. Leone, Mr. Thomas H. Potts, Mr. Paul S. Reid and Mr. Donald B. Vaden have been nominated by the Board of Directors for election to the Board at the Annual Meeting. Unless authorization is withheld, the persons named as proxies  will  vote FOR  the  election  of the  nominees  of  the Board  of
Directors named above. Each nominee has agreed to serve if elected. In the event any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other person as the Board of Directors may designate. Selected biographical information regarding each nominee is set forth below:

   J. Sidney  Davenport, 53, has been  a Director of  the Company since  its
organization  in December  1987.   Mr. Davenport  served as  Executive Vice
President of the Company from December 1987 until June 1992. He has been a Vice President of The Ryland Group, Inc., a publicly-owned corporation engaged in residential housing construction and mortgage-related financial
services, since  March  1981.   In April  1992, Mr.  Davenport was  elected
Executive Vice  President  of  Ryland  Mortgage Company  having  served  in
various senior  positions since  March 1981.    Mr. Davenport  served as  a
Director of Mentor Income Fund, Inc., a publicly traded closed-end mutual fund, from June 1992 to August 1993.

   Richard C. Leone, 54, has been a Director of the Company since January 1988. He currently is the President of The Twentieth Century Fund, a tax-exempt research foundation engaged in economic, political and social policy
studies.   Mr. Leone is also a Director of eight Dreyfus mutual funds.

   Thomas H.  Potts, 45, has  been President and  a Director  of the Company
since  its organization in December 1987.   Prior to that, Mr. Potts served
in various positions on behalf of The Ryland Group, Inc. Mr. Potts served as Treasurer of The Ryland Group, Inc. from May 1987 until April 1992, Executive Vice President of Ryland Acceptance Corporation from November 1987 until April 1992, and Executive Vice President, and previously Senior Vice President of Ryland Mortgage Company from April 1991 until April 1992. Mr. Potts also served as President and Director of Mentor Income Fund, Inc. from its inception in December 1988 until June 1992.

   Paul S. Reid, 46, has been a Director of the Company since January 1988. He is the President and Chief Executive Officer of American Home Funding, Inc., a wholly owned mortgage-banking subsidiary of Rochester Community Savings Bank, an FDIC insured institution. Mr. Reid is President-Elect of the Mortgage Bankers Association of America.

   Donald  B. Vaden, 60,  has been  a Director of the  Company since January
1988.  He  is  the  retired Past    Chairman  of  Residential  Home Funding
Corporation where he served from December 1992 until February 1995. From May 1991 until December 1992, Mr. Vaden served as the Executive Vice President of Mortgage Credit Corporation, a mortgage banking company. Mr. Vaden served in various senior positions, including President, for Johnson Mortgage Company prior to its purchase by Newport News Savings Bank in October 1990.

Information Concerning the Board of Directors

   The Board of Directors has an Audit Committee, which consists of Mr. Leone, Mr. Reid and Mr. Vaden. The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent certified public accountants and meets with them on a regular basis to review the progress and results of their work as well as any recommendations they may make. The Audit Committee met three times in 1994. The Board of Directors also has a Compensation Committee consisting of Mr. Davenport, Mr. Leone, Mr. Reid and Mr. Vaden. The Compensation Committee met one time in 1994. The Company has no other standing committees of the Board of Directors.

   The Board of Directors held four regular and seven special meetings in 1994. During this period, each of the Directors attended at least 75% of these meetings of the Board of Directors and the committees on which he served.

   The Directors who are not employed by the Company (the "Outside Directors") receive an annual fee of $25,000 per year, plus $500 for each meeting of the Board of Directors, or a committee thereof, they attended. In addition, Outside Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

                          OWNERSHIP OF COMMON STOCK

   The table below sets forth, as of January 15, 1995, the number of shares of common stock beneficially owned by each Director of the Company and the President and each of the other three executive officers named in the Summary Compensation Table under "Management of the Company" and the number of shares beneficially owned by all of the Company's Directors and officers as a group. To the Company's knowledge, no person beneficially owns more
than  5% of  the  outstanding shares  of  common stock.   Unless  otherwise
indicated, all persons named as beneficial owners of common stock have sole voting power and sole investment power with respect to the shares beneficially owned.

         Name of                    Amount and Nature of     Percent of
   Beneficial Owner                  Beneficial Ownership   Common Stock
   J. Sidney Davenport                     43,236                *
   Richard C. Leone                         1,600 (1)            *
   Thomas H. Potts                        681,467 (2)           3.4%
   Paul S. Reid                             1,386                *
   Donald B. Vaden                         12,116 (3)            *
   W. Lance Anderson                        3,151                *
   Lynn K. Geurin                           9,628                *
   Mary Margaret Smithers (4)               1,517                *

   All Directors and executive
    officers as a group                   754,101               3.8%
_______________
*Less than 1% of the outstanding shares of common stock.

(1) Includes 300 shares of common stock owned of record by such person's children.

(2) Includes 9,274 shares of common stock owned of record by such person's minor children and spouse.

(3)   Includes 1,165 shares of common stock of record by such person's spouse.

(4)   Resigned from the Company on January 26, 1995.

                        MANAGEMENT OF THE COMPANY

The executive officers of the Company and their positions are as follows:

     Name                 Age    Position(s) Held
     Thomas H. Potts      45     Director and President
     W. Lance Anderson    35     Executive Vice President
     Lynn K. Geurin       38     Executive Vice President, Chief Financial
                                 Officer, Secretary
     Scott F. Hartman     35     Executive Vice President

   The executive officers serve at the discretion of the Company's Board of Directors. Biographical information regarding Mr. Potts is provided above. Information regarding the other executive officers of the Company is set forth below:

   W. Lance Anderson has served as Executive Vice President, Mortgage Operations, of the Company since March 1994. From October 1989 until March 1994, he served as Vice President of the Company. From January 1989 until June 1992, Mr. Anderson served as Vice President of Ryland Acceptance Corporation ("Ryland Acceptance").

   Lynn K. Geurin has served as Executive Vice President and Chief Financial Officer of the Company since April 1992 and Secretary since February 1995. From December 1987 until April 1992, Ms. Geurin served as Secretary and Treasurer of the Company. From September 1987 until June 1992, she served as Controller of Ryland Acceptance and its subsidiaries. Ms. Geurin served as Secretary and Treasurer of Mentor Income Fund, Inc., from December 1988 until June 1992.

   Scott  F.  Hartman  has served  as  Executive  Vice President,  Portfolio
Management, since February 20, 1995.   From April 1992 until February 1995,
Mr. Hartman served as a consultant to the Company and assisted in the development of the Company's portfolio management system. From June 1988 until September 1991, he served as Vice President of Risk Management for Homeplex Mortgage Investments Corporation.

Executive Compensation

   The Summary Compensation Table on the following page includes individual compensation information on the President and the three other most highly compensated executive officers ("Named Officers") during 1994, 1993 and 1992. The first year that the Company had any employees was 1992.

                                           Summary Compensation Table

                                                                                          Long Term
                                                                                        Compensation
    Name and                                  Annual Compensation (1)(2)                   Awards
      Principal Position            Year(1) Salary ($)     Bonus ($)    Other($)         SARs(#)(3)
  Thomas H. Potts                    1994   $ 244,170      $ 82,215      $27,537            17,080
      President and Director         1993     231,250       109,200        7,149            13,235
                                     1992     157,789       112,500            -            55,000

  W. Lance Anderson                  1994     113,456        54,396        7,690             5,125
      Executive Vice President       1993      92,083        69,465        3,868             2,910

                                     1992      48,461        66,600            -            33,500

  Lynn K. Geurin                     1994     114,167        72,000       14,795             5,125
      Executive Vice President       1993     104,167        75,653        7,552             4,250
                                     1992      53,846        75,000            -            30,000

  Mary Margaret Smithers (4)         1994      76,250        29,431        2,189             2,905
      Senior Vice President          1993      67,083        32,988        2,101             1,855
                                     1992      30,449        22,500        2,170             7,500

(1) From its organization in 1987 until June 1992, the Company's business affairs and day-to-day operations were managed by Ryland Acceptance. Compensation to the named individuals reflects salary from the day they became employees of the Company, which was April 1992 in the case of Mr. Potts and June 1992 in the case of Ms. Geurin and Mr. Anderson. Before they became employees of the Company, each of the named individuals was employed by Ryland Acceptance in connection with its providing management services to the Company.

(2) Does not include perquisites and other personal benefits, securities or property where the aggregate amount of such compensation to an executive officer is the lesser of either $50,000 or 10% of annual salary and bonus.

(3)  Stock Appreciation Rights ("SARs")

(4)  Resigned from the Company on January 26, 1995.

                       SAR Grants In Last Fiscal Year

     The following table provides information related to Stock Appreciation Rights ("SARs") granted to the Named Officers during fiscal 1994.

                                                                                       Potential Realizable
                                                                                         Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                        Appreciation for SAR
                                                    Individual Grants                        Term (1)

                                             Percentage of
                                              Total SARs
                                 Number of     Granted to     Exercise
                                   SARs       Employees in      Price      Expiration
   Name                         Granted (2)    Fiscal 1994   ($ per share)     Date       5%($)       10%($)
   Thomas H. Potts                   17,080          35.2%        $23.625     2/2001    $151,374     $347,671

   W. Lance Anderson                  5,125          10.6%         23.625     2/2001      45,421      104,322

   Lynn K. Geurin                     5,125          10.6%         23.625     2/2001      45,421      104,322

   Mary Margaret Smithers (3)         2,905           6.0%         23.625     2/2001      25,746       59,133

   (1) Excludes any value relative to the Dividend Equivalent Rights ("DERs") associated with the SARs, except for DERs accrued as of December 31, 1994. However, the SARs will continue to accrue DERs over the period until exercise or expiration. As of December 31, 1994, there were 20.42 DERs per 1,000 SARs.

   (2)    The Stock  Appreciation  Rights  which  were  granted under  the
   Company's Stock Incentive Plan, become exercisable in annual 20% increments from the date of grant.

   (3) These SARs were forfeited by Ms. Smithers on her resignation date of January 26, 1995.



                      Aggregated SAR Exercises In Last Fiscal Year
                           And Year-End SAR Value Table

     The table below presents the total number of SARs held by the Named Officers at December 31, 1994, distinguishing between SARs that are exercisable as of December 31, 1994, and those that had not become exercisable on that date, and including the aggregate amount by which the market value of the SARs (including related DERs) exceeds the exercise price.

                                                                                       Value of Unexercised
                                                        Number of Unexercised              in-the-money
                            SARs Exercised in 1994         SARs at 12-31-94             SARs at 12-31-94(2)

                            Number      Value
                           of SARs   Realized  (1)   Exercisable   Unexercisable   Exercisable    Unexercisable
   Thomas H. Potts                -             -         24,647         60,668       $57,672           $94,625

   W. Lance Anderson          4,000      $110,194          3,282         23,553           384            28,398

   Lynn K. Geurin                 -             -         14,850         24,525        19,863            16,237

   Mary Margaret Smithers     1,500        27,741            371          8,889           245             1,617

   (1) Amounts indicated were paid in cash. No shares of the Company's common stock were issued upon exercise.

   (2) Based on the closing price ($10.75) on the New York Stock Exchange of the Company's common stock on that date.

Employment Agreement

     Mr. Potts  entered  into an  Employment  Agreement with  the  Company,
effective as  of  September 30,  1994 (the  "Employment  Agreement").   The
Employment Agreement has a term of seven years.

     Pursuant to his Employment Agreement, Mr. Potts agreed to devote his full business time and efforts to the business of the Company. Mr. Potts receives a base salary of $250,000 per annum; such base salary is subject to normal periodic review at least annually by the Compensation Committee based on the salary policies of the Company and Mr. Potts' contributions to the Company. Mr. Potts is also entitled to receive incentive compensation as approved by the Compensation Committee.

     The Employment Agreement will terminate in the event of Mr. Potts' death or total disability, may be terminated by the Company with "cause" (as defined therein) or for any reason other than cause, and may be terminated by the resignation of Mr. Potts. If the Employment Agreement is terminated by the Company for any reason other than cause, total disability or death, then the Company shall pay to Mr. Potts his salary and benefits through the expiration date. The Employment Agreement contains certain covenants, among other things, by Mr. Potts requiring him to maintain the confidentiality of information relating to the Company and restricting his ability to compete with the Company.

     The Company has no other employment agreements with its executive officers.

Compensation Committee Report

     The Compensation Committee of the Company's Board of Directors, which is comprised exclusively of outside directors, administers the Company's executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee.

     The Compensation Committee believes that executive compensation should reward long-term value created for shareholders and reflect the business strategies and long-range plans of the Company. The guiding principles in regards to compensation are (i) to attract and retain key high caliber executives; (ii) to provide levels of compensation competitive with those offered by the Company's competitors; (iii) to motivate executives to enhance long-term stockholder value by linking stock performance (on a total return basis) with long-term incentive compensation; and (iv) to design a long-term compensation program that leads to management retention.

     Executive officer compensation is based on three principal components: base salary, annual bonus, and Stock Appreciation Rights ("SARs") granted under the Company's Stock Incentive Plan. The base salaries of executive officers, including Mr. Potts, are determined annually by the Compensation Committee. Base salary is intended to be set at a level competitive with the amounts paid to the management of companies with similar business structure, size and marketplace orientation, with additional emphasis on professional experience.

     During 1994, the Compensation Committee reviewed the executive compensation of seven public mortgage-related companies. Based on this information, the Compensation Committee concluded that the base salary and annual bonus compensation for the executive officers of the Company were at a reasonable level, although at the low end relative to the executive compensation levels of the other companies reviewed. This information was one of the factors considered in establishing the 1994 compensation levels for executive officers.

     In accordance with the Company's philosophy that the compensation package of the executive officers be directly and materially linked to operating performance and the total return of the Company's stock, the bonus component of annual compensation is directly tied to the achievement of pre-established target earnings goals established by the Compensation Committee. In addition, the payment of a portion of the annual bonus for each executive officer, except Mr. Potts, depends upon the attainment of planned objectives established at the beginning of the year specifically for that executive. Whether or not an executive officer earns a bonus in any year is determined based upon the achievement of these earnings goals and specific objectives. Partial bonuses may be awarded for partial completion of planned objectives and the achievement of earnings above a minimum level but lower than the target. For executive officers, the percentage of base salary payable as bonus ranges from 50% to 100%. Mr. Potts' maximum potential bonus, which is based solely on earnings per share targets pre-established by the Compensation Committee, is 50% of base salary, as his compensation is heavily weighted toward attainment of long-term value through the Stock Incentive Plan awards. Each year the President establishes bonus programs for all executive officers (other than himself) in the first quarter. The Compensation Committee reviews and approves the plans at their annual Compensation Committee meeting. In 1994, partial bonuses were paid in respect of achievement of earnings goals above the minimum level but below the target and for full or partial attainment of planned objectives.

     The Company also uses SARs and related DERs to align the long-range interest of its executive officers with the interests of shareholders. The amount of SARs that are granted to executive officers is determined by the Compensation Committee taking into consideration the officer's position with the Company, overall individual performance, and an estimate of the long-term value of the SARs in light of the officer's current base salary. The Committee applies its collective judgment to determine the grants appropriate under the Stock Incentive Plan, with emphasis placed on the anticipated long-term value of the award considering current base salary. As noted above, a larger percentage of Mr. Potts' overall compensation package is comprised of grants of SARs and related DERs reflecting the Compensation Committee's view that compensation for the president should depend heavily on the long-term total return performance of the stock.

     The Company has not adopted a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code since no executive officer currently receives, or has previously received taxable compensation in excess of $1 million per year.

                                        Donald B. Vaden, Chairman
                                        J. Sidney Davenport
                                        Richard C. Leone
                                        Paul S. Reid

Compensation Committee Interlocks and Insider Participation

   The  members of  the Compensation  Committee during  1994 were  J. Sidney
Davenport, Richard C. Leone, Paul S. Reid, and Donald B.  Vaden.   Mr. Reid
serves as an executive officer of American Home Funding, Inc. ("AHF"). During 1994, the Company acquired mortgage loans from AHF for an aggregate purchase price of $10.3 million. The mortgage loans were purchased through the Company's mortgage operations at prices available at the time of
purchase  to  all correspondent  customers.   The  Company may  continue to
purchase mortgage loans from AHF.

   Mr. Davenport serves  as an officer  of The  Ryland Group, Inc.   Through
May 1994, certain subsidiaries of The Ryland Group, Inc. (collectively "Ryland") performed certain services in connection with the issuance of
mortgage securities  issued by  or on  behalf  of the  Company.   For  such
activities, the Company paid Ryland fees that the Company believed were comparable to those that the Company would have paid to unrelated entities. Various expenses were incurred in connection with the issuance of mortgage
securities,  including  legal  and  accounting  fees,   printing  expenses,
expenses of registration or qualification under the state and federal securities laws and other related costs. These expenses were generally
included  in the issuance  fees the Company  paid to Ryland.   The Company,
through  its  subsidiaries and  affiliates,  paid to  Ryland  issuance fees
during  1994 aggregating  approximately  $1.6 million.   The  Company began
issuing securities on its own behalf in June 1994, and thus, no longer uses Ryland to perform this function.

   The mortgage loans owned by the Company are serviced by various servicers who oversee payment for the mortgage loans and act to protect the rights of the Company as the purchaser of the mortgage loans. The Company has contracted with Ryland to perform various servicing and master servicing functions for certain of such mortgage loans that are owned by
the  Company.   At December  31, 1994,  mortgage loans with  an outstanding principal balance of $508 million were serviced or master-serviced for the Company by Ryland under various servicing or master servicing agreements. In 1994, the Company paid Ryland approximately $0.5 million for its
services  as master servicer  and servicer.   During the fourth  quarter of
1994, Ryland announced it may sell its subsidiary that performs the master servicing functions, and, therefore, the Company expects this service will no longer be provided by Ryland by the end of 1995.

   The Company also purchased mortgage loans from Ryland for an aggregate purchase price of approximately $471.9 million in 1994. The mortgage loans were purchased at prices available at the time of purchase to all
correspondent customers.   The  Company may  continue to purchase  mortgage
loans from Ryland.

                              Total Return Comparison

   The following graph demonstrates a five year comparison of cumulative total returns for Resource Mortgage Capital, Inc. ("RMR"), the Standard & Poor's 500 ("S&P 500"), and the Value Line, Inc. Financial Services Industry Index (the "Peer Group").

                   Comparative Five-Year Total Returns *
                          RMR, S&P 500, Peer Group
                   (Performance Results through 12/31/94)



                               (Performance Graph)



                   1989       1990      1991       1992        1993      1994
  RMR          $ 100.00   $ 192.88  $ 456.05  $ 1012.76   $ 1590.53  $ 674.52

  S&P 500      $ 100.00    $ 96.83  $ 126.41   $ 136.25    $ 150.00  $ 151.97

  Peer Group   $ 100.00    $ 83.33  $ 134.40   $ 153.46    $ 177.01  $ 172.91

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in RMR common stock, S&P 500, and Peer Group.

* Cumulative total return assumes reinvestment of dividends.

                                                   Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                          APPOINTMENT OF AUDITORS

   The  Board  of  Directors has  appointed  KPMG  Peat Marwick  LLP  ("Peat
Marwick"),  independent  certified  public   accountants,  to  examine  the
financial statements of the Company for the year ending December 31, 1995. Stockholders will be asked to approve this appointment at the Annual Meeting. Peat Marwick has been the Company's independent accountants since the Company was formed in December 1987. A representative of Peat Marwick is expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement and to respond to appropriate questions from stockholders.

                       VOTES REQUIRED TO ADOPT RESOLUTIONS

   The  election of  Directors requires  a plurality  of votes  cast at  the
meeting.   The  ratification of  the  appointment of  Peat Marwick  as  the independent certified public accountants requires the affirmative vote of a majority of the votes cast at the meeting.

   The following  principles of Virginia  law apply to the  voting of shares
of common stock  at the meeting.   The presence  in person  or by proxy  of
stockholders  entitled  to vote  a majority  of  the outstanding  shares of
common  stock will constitute a quorum.   Shares represented by proxy or in
person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a
vote  "for" or "against"  such matter.   "Broker non-votes" (i.e.,  where a
broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

                             OTHER MATTERS

   The management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in
the notice  of the meeting.   However,  if any other  matters are  properly
presented to the stockholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                           STOCKHOLDER PROPOSALS

   Any proposal which a stockholder may desire to present to the 1996 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company prior to November 1, 1995.


                                     By the order of the Board of Directors

                                     (Signature)

                                     Thomas H. Potts
                                     President

March 13, 1995

***********************************APPENDIX A***********************************

PROXY                     RESOURCE MORTGAGE CAPITAL, INC.
                             2800 East Parham Road
                            Richmond, Virginia 23228

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints each of Thomas H. Potts and Lynn K. Geurin as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Resource Mortgage Capital, Inc. held of record by the undersigned on March 1, 1995, at the Annual Meeting of Shareholders to be held on April 25, 1995, or any adjournment thereof.

      The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. ELECTION OF DIRECTORS
      ( ) FOR all nominees listed below             ( ) WITHHOLD AUTHORITY
          (except as marked to the                      To vote for all nominees
          contrary below)                               listed below


J. Sidney Davenport, Richard C. Leone, Thomas H. Potts, Paul S. Reid, Donald B. Vaden

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
______________________________________________________________________________

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent public accountants of the Corporation.

           ( ) FOR                  ( ) AGAINST          ( ) ABSTAIN

                 Please sign reverse side and return promptly.



     In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Date: _________________________________, 1995

                                     ___________________________________________
                                                       Signature

                                     ___________________________________________
                                               Signature, if held jointly

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD  PROMPTLY USING THE ENCLOSED ENVELOPE.